Exhibit 10.24
FIRST LOAN MODIFICATION AGREEMENT
This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 5, 2021, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 1200 17th Street, 16th Floor, Denver, Colorado 80202 (“Bank”), and (b) (i) IBOTTA, INC., a Delaware corporation, with its principal place of business at 1801 California Street, Suite 400, Denver, Colorado 80202 (“Ibotta”), and (ii) IBOTTA COLORADO, INC., a Colorado corporation, with its principal place of business at 1801 California Street, Suite 400, Denver, Colorado 80202 (“Ibotta Colorado” and, together with Ibotta, jointly and severally, individually and collectively, “Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 3, 2021, evidenced by, among other documents, a certain Third Amended and Restated Loan and Security Agreement dated as of November 3, 2021, between Borrower and Bank (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, (a) the Collateral as defined in the Loan Agreement, (b) the Intellectual Property Collateral as defined in a certain Amended and Restated Intellectual Property Security Agreement dated as of November 3, 2021 between Ibotta and Bank, and (c) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of November 3, 2021 between Ibotta Colorado and Bank (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.DESCRIPTION OF CHANGE IN TERMS.
A.Modification to Loan Agreement. The Loan Agreement shall be amended by deleting the following definition, appearing in Section 12.2 thereof:
“          “Applicable Floor Rate” means three percent (3.0%); provided, however, for any given calendar month, (a) to the extent that Bank has received satisfactory evidence that Borrower’s and its Subsidiaries’ Liquidity at all times during the immediately preceding month was equal to or greater than $47,500,000.00 but less than $87,500,000.00, the foregoing percentage shall be two and one-half of one percent (2.50%) and (b) to the extent that Bank has received satisfactory evidence that Borrower’s and its Subsidiaries’ Liquidity at all times during the immediately preceding month was at least $87,500,000.00, the foregoing percentage shall be two and one-quarter of one percent (2.25%).”
and inserting in lieu thereof the following:
“          “Applicable Floor Rate” means three percent (3.0%); provided, however, for any given calendar month, (a) to the extent that Bank has received satisfactory evidence that:
(a) (i) Borrower’s and its Subsidiaries’ daily average Liquidity during the immediately preceding month was equal to or greater than $47,500,000.00 but less than $87,500,000.00 and (ii) Borrower and its Subsidiaries had Liquidity equal to or greater than $47,500,000.00 on the last day of the immediately preceding month, the Applicable Floor Rate shall be two and one-half of one percent (2.50%);
(b) (i) Borrower’s and its Subsidiaries’ daily average Liquidity during the immediately preceding month was at least $87,500,000.00 and (ii) Borrower and its Subsidiaries had Liquidity equal to or greater than $47,500,000.00 but less than

$87,500,000.00 on the last day of the immediately preceding month, the Applicable Floor Rate shall be two and one-half of one percent (2.50%); and
(c) (i) Borrower’s and its Subsidiaries’ daily average Liquidity during the immediately preceding month was at least $87,500,000.00 and (ii) Borrower and its Subsidiaries had Liquidity equal to at least $87,500,000.00 on the last day of the immediately preceding month, the Applicable Floor Rate shall be two and one-quarter of one percent (2.25%).”
4.INTENTIONALLY OMITTED.
5.INTENTIONALLY OMITTED.
6.INTENTIONALLY OMITTED.
7.CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9.INTENTIONALLY OMITTED.
10.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

IBOTTA, INC.		SILICON VALLEY BANK

By:	/s/ Tim Gurba	By:	/s/ John Lapides

Name:	Tim Gurba	Name:	John Lapides

Title:	Senior Vice President - Finance	Title:	Vice President

IBOTTA COLORADO, INC.

By:	/s/ Tim Gurba

Name:	Tim Gurba

Title:	Senior Vice President - Finance